EXHIBIT 99.1

FOR IMMEDIATE RELEASE:                              CONTACT:  Dwayne Powell, CEO
                                                                    870-802-1700

            POCAHONTAS BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

Jonesboro, Arkansas, August 12, 2005-- Pocahontas Bancorp, Inc. (Nasdaq-NMS:PFSL) announced earnings for the third quarter of the fiscal year ending September 30, 2005. Net income was $0.84 million for the quarter ended June 30, 2005, compared to net income of $0.93 million for the quarter ended June 30, 2004, a decrease of $0.09 million or 9.7%. Basic earnings per share were $0.19 and diluted earnings per share were $0.18 for the quarter ended June 30, 2005 compared to basic earnings per share of $0.21 and diluted earnings per share of $0.20 for the same period last year.

Net interest income before provision for loan loss for the quarter ended June 30, 2005 was $4.20 million compared to $4.76 million for the quarter ended June 30, 2004, a decrease of $0.56 million or 11.8%. The decrease was primarily due to a 32 basis point decrease in the net interest rate spread to 2.66% for the quarter ended June 30, 2005 compared to 2.98% for the quarter ended June 30, 2004.

There was no provision for loan losses for the quarter ended June 30, 2005 compared to $0.65 million for the quarter ended June 30, 2004. Management periodically reviews the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the quarters ended June 30, 2005 and 2004 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income increased $0.44 million or 34.1% to $1.73 million for the quarter ended June 30, 2005 compared to the quarter ended June 30, 2004. The increase in non-interest income was primarily due to a $0.22 million increase in gain on sale of securities for the quarter ended June 30, 2005 compared to the same period last year and a $0.02 million trading loss on equity securities during the quarter ended June 30, 2005 compared to a $0.20 million trading loss for the quarter ended June 30, 2004. A subdued refinancing environment during the quarter ended June 30, 2005 resulted in lower gain on sale of loans. Gain on sale of loans decreased to $0.26 million for the quarter ended June 30, 2005 from $0.32 million for the same period a year ago.

Total operating expenses were $4.65 million for the quarter ended June 30, 2005, compared to $3.99 million for the quarter ended June 30, 2004. The increase in operating expenses was primarily due to a $0.15 million increase in compensation expenses and a $0.19 million increase in advertising and donations expense, as the Company hired an outside advertising firm instead of handling advertising internally.

Net income was $2.38 million for the nine months ended June 30, 2005, compared to net income of $3.72 million for the nine months ended June 30, 2004, a decrease of $1.34 million or 36.0%. Basic earnings per share were $0.53 and diluted earnings per share were $0.52 for the nine months ended June 30, 2005 compared to basic earnings per share of $0.83 and diluted earnings per share of $0.81 for the same period last year.

Net interest income before provision for loan loss for the nine months ended June 30, 2005 was $12.72 million compared to $14.77 million for the nine months ended June 30, 2004, a decrease of $2.05 million or 13.9%. The decrease was primarily due to a 29 basis point decrease in the net interest rate spread to 2.76% for the nine months ended June 30, 2005 compared to 3.05% for the nine months ended June 30, 2004 and a 36 basis point decrease in the net interest margin to 2.62% for the nine months ended June 30, 2005 from 2.98% for the nine months ended June 30, 2004.

Provision for loan losses for the nine months ended June 30, 2005 was $0.12 million compared to $1.15 million for the nine months ended June 30, 2004. The decrease in provision for loan losses for the nine months ended June 30, 2005 was primarily due to a decrease in nonperforming loans compared to the same period last year. Management periodically reviews the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the nine months ended June 30, 2005 and 2004 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income decreased $0.17 million or 3.9% to $4.10 million for the nine months ended June 30, 2005 compared to the nine months ended June 30, 2004. The decrease in non-interest income was primarily due to decreases in net trading gains, gain on sale of loans and gain on sale of branches, partially offset by a $0.18 million increase in gain on sale of securities. The trading gain on equity securities decreased $0.23 million to $0.01 million for the nine months ended June 30, 2005 compared to the nine months ended June 30, 2004. A subdued refinancing environment during the nine months ended June 30, 2005 resulted in a decreased number of loans originated and subsequently sold which resulted in the lower gain on sale of loans. Gain on sale of loans decreased to $0.73 million for the nine months ended June 30, 2005 from $0.93 million for the same period a year ago. The nine months ended June 30, 2004 included a $0.14 million one-time gain on the sale of branches.

Total operating expenses were $13.08 million for the nine months ended June 30, 2005, and $12.24 million for the nine months ended June 30, 2004. The increase in operating expenses was primarily due to a $0.47 million increase in advertising and donations expense, as the Company hired an outside advertising firm instead of handling advertising internally; professional fees increased $0.19 million and compensation expenses increased $0.14 million for the nine months ended June 30, 2005 compared to the same period a year ago. These increases were partially offset by a $0.10 million decrease in expenses on REO and other repossessed assets during the nine months ended June 30, 2005.

Total assets increased $1.36 million or 0.2% to $721.27 million at June 30, 2005 from $719.91 million at September 30, 2004. The increase was primarily the result of an increase in total net loans of $6.64 million and a $2.32 million increase in premises and equipment, which were partially offset by a decrease in investment securities of $6.13 million and a $3.84 million decrease in cash. The yield on average interest earning assets at June 30, 2005 was 5.47% compared to 5.50% at September 30, 2004.

Investment securities decreased at June 30, 2005 as the result of the sale of $48.61 million of securities, the call of $0.50 million of securities, principal payments and maturities of $33.69 million and $0.73 million decrease in market value, partially offset by investment purchases of $78.03 million.

Total net loans receivable were $390.45 million at June 30, 2005 compared to $383.81 million at September 30, 2004. During the nine-month period ended June 30, 2005, proceeds from the sale of mortgage loans held for sale were $37.82 million, compared to $49.41 million sold during the nine months ended June 30, 2004. Total nonperforming loans decreased 23.8% to $3.56 million at June 30, 2005 from $4.67 million at September 30, 2004.

Total deposits increased $5.74 million or 1.2% to $496.82 million at June 30, 2005 compared to $491.08 million at September 30, 2004. The increase in deposits was primarily the result of offering more competitive interest rates on a diverse product base in our market area. Total Federal Home Loan Bank advances decreased $5.19 million or 3.4% to $148.71 million at June 30, 2005 compared to $153.90 million at September 30, 2004.

Pocahontas Bancorp, Inc. is a unitary thrift holding company, which owns First Community Bank, a federally chartered savings and loan. First Community Bank conducts business from 18 offices located primarily in Northeast Arkansas. Pocahontas Bancorp's common stock is traded on the NASDAQ National Market under the symbol PFSL.

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
--------------------------------------------------------------------------------

                                                                               June 30,           September 30,
                                                                                 2005                  2004
ASSETS
Cash                                                                        $ 31,374,129          $  35,218,491
Cash surrender value of life insurance                                         7,971,569              7,684,251
Securities held-to-maturity, at cost                                         133,689,828             86,200,660
Securities available-for-sale, at fair value                                 107,019,019            160,633,022
Trading securities, at fair value                                              2,889,507              1,982,365
Loans receivable, net                                                        387,694,987            382,316,096
Loans receivable, held for sale                                                2,758,854              1,494,200
Accrued interest receivable                                                    4,183,960              4,196,103
Premises and equipment, net                                                   16,077,180             13,762,438
Federal Home Loan Bank stock, at cost                                          8,955,700              7,925,900
Goodwill                                                                       8,847,572              8,847,572
Core deposit premiums                                                          5,566,620              6,296,523
Other assets                                                                   4,238,779              3,350,292
                                                                           -------------          -------------
TOTAL ASSETS                                                               $ 721,267,704          $ 719,907,913
                                                                           =============          =============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits                                                                   $ 496,822,895          $ 491,078,533
Federal Home Loan Bank advances                                              148,709,693            153,896,869
Deferred compensation                                                          2,224,188              2,430,094
Accrued expenses and other liabilities                                         3,958,679              3,059,676
Trust preferred securities                                                    16,957,491             16,941,917
                                                                           -------------          -------------
Total liabilities                                                            668,672,946            667,407,089

STOCKHOLDERS' EQUITY:
Common stock,                                                                     76,024                 76,024
Additional paid-in capital                                                    57,447,655             57,447,655
Unearned ESOP shares                                                          (2,567,788)            (2,116,198)
Accumulated other comprehensive loss, net                                     (1,442,861)              (717,085)
Retained earnings                                                             23,484,272             22,212,972
                                                                           -------------          -------------
                                                                              76,997,302             76,903,368
Less Treasury stock, at cost                                                 (24,402,544)           (24,402,544)
                                                                           -------------          -------------
Total stockholders' equity                                                    52,594,758             52,500,824
                                                                           -------------          -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $ 721,267,704          $ 719,907,913
                                                                           =============          =============

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
--------------------------------------------------------------------------------

                                              Three Months Ended          Nine Months Ended
                                                   June 30                     June 30
                                              2005          2004          2005          2004
INTEREST INCOME:
  Loans receivable                        $  5,876,659  $  5,881,534  $ 17,191,584  $ 18,041,432
  Investment securities                      3,181,993     2,821,660     9,369,404     9,258,008
                                          ------------  ------------  ------------  ------------

            Total interest income
                                             9,058,652     8,703,194    26,560,988    27,299,440
INTEREST EXPENSE:
  Deposits                                   3,122,294     2,645,527     8,852,830     9,052,977
  Borrowed funds                             1,376,226       980,608     3,930,244     2,524,980
  Trust preferred securities                   363,597       318,636     1,056,870       948,205
                                          ------------  ------------  ------------  ------------
            Total interest expense           4,862,117     3,944,771    13,839,944    12,526,162

NET INTEREST INCOME                          4,196,535     4,758,423    12,721,044    14,773,278
PROVISION FOR LOAN LOSSES                            -       650,000       125,000     1,150,000
                                          ------------  ------------  ------------  ------------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                  4,196,535     4,108,423    12,596,044    13,623,278

OTHER INCOME:
  Fees and service charges                     808,673       719,908     2,372,253     2,255,865
  Gain on sale of loans                        258,390       323,199       733,428       925,620
  Gain on sale of securities, net              564,290       343,832       564,290       383,367
  Trading gain (losses), net                   (16,227)     (199,031)        7,492       241,421
  Gain (loss) on sale of branches                    -        (2,500)            -       136,834
  Other                                        118,987       104,512       426,139       326,497
                                          ------------  ------------  ------------  ------------
            Total other income               1,734,113     1,289,920     4,103,602     4,269,604
                                          ------------  ------------  ------------  ------------

OPERATING EXPENSE:
  Compensation and benefits                  2,508,409     2,359,372     7,269,121     7,130,579
  Occupancy and equipment                      645,067       642,741     2,079,739     2,094,590
  Insurance premiums                            95,559        85,398       271,899       248,678
  Professional fees                            251,862       130,166       789,116       598,872
  Data processing                              167,173       173,805       478,796       512,507
  Advertising and donations                    312,342       122,836       732,870       264,877
  Office supplies                              140,996        58,617       258,925       179,488
  REO and other repossessed assets             132,981        91,849       172,494       269,515
  Other                                        398,483       331,026     1,025,174       942,857
                                          ------------  ------------  ------------  ------------

            Total operating expense          4,652,872     3,995,810    13,078,134    12,241,963
                                          ------------  ------------  ------------  ------------
INCOME  BEFORE INCOME TAXES                  1,277,776     1,402,533     3,621,512     5,650,919
INCOME TAXES                                   439,700       476,000     1,236,200     1,927,000
                                          ------------  ------------  ------------  ------------
NET INCOME                                     838,076       926,533     2,385,312     3,723,919

                                                                               (Continued)

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
--------------------------------------------------------------------------------


                                              Three Months Ended          Nine Months Ended
                                                   June 30                     June 30
                                              2005          2004          2005          2004

OTHER COMPREHENSIVE INCOME (LOSS),
  NET OF TAX:
  Unrealized holding gain (loss) on
   securities available for-sale
   arising during the period              $   (969,820) $ (5,238,515) $  1,098,208  $ (4,344,136)

  Reclassification adjustment for gains
    included in net income                    (372,431)     (226,929)     (372,431)     (253,022)
                                          ------------  ------------  ------------  ------------

            Other comprehensive
              income (loss)                 (1,342,251)   (5,465,444)      725,777    (4,597,158)
                                          ------------  ------------  ------------  ------------

COMPREHENSIVE INCOME (LOSS)               $   (504,175) $ (4,538,911) $  3,111,089  $   (873,239)
                                          ============  ============  ============  ============

EARNINGS PER SHARE:
  Basic earnings per share                $       0.19  $       0.21  $       0.53  $       0.83
                                          ============  ============  ============  ============
  Diluted earnings per share              $       0.18  $       0.20  $       0.52  $       0.81

                                                                               (Concluded)